UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1280 Rancho Conejo Blvd
Thousand Oaks, California	91320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 623-4211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2025, Atara Biotherapeutics, Inc., (the “Company”) entered into the Fourth Amendment (the “Amendment”) to the Amended and Restated Commercialization Agreement dated October 31, 2023 (the “Agreement”) with Pierre Fabre Medicament (“Pierre Fabre”). Under the terms of the Amendment, the Company has agreed to reduce the aggregate amount of potential milestone payments payable by Pierre Fabre to the Company upon achieving certain regulatory milestones relating to the approval by the FDA of a BLA for tab-cel from $40.0 million to $31.0 million for the right to receive an additional $15.0 million potential milestone payment from Pierre Fabre to the Company upon achieving a certain commercial milestone.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to the Amended and Restated Commercialization Agreement, by and between Atara Biotherapeutics, Inc. and Pierre Fabre Medicament, dated December 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARA BIOTHERAPEUTICS, INC.

Date: January 2, 2026	By:	/s/ AnhCo Thieu Nguyen
AnhCo Thieu Nguyen
President and Chief Executive Officer
(Duly Authorized Officer and Principal Executive Officer)